                                                                   EXHIBIT 10.97


                              AMENDMENT NUMBER 1 TO
                              SETTLEMENT AGREEMENT

This Amendment Number 1 (the "Amendment") to the Settlement Agreement between the Parties dated March 21, 2005 (the "Settlement Agreement") is entered into as of November 29, 2005 (the "Amendment Effective Date") by and between International Business Machines Corporation ("IBM") and Compuware Corporation ("CPWR") (collectively, the "Parties").

         WHEREAS, the Parties have entered into the Settlement Agreement;

         WHEREAS, the Parties wish to amend the Settlement Agreement;

         NOW THEREFORE, in consideration of the mutual promises and undertakings set forth herein, the receipt and sufficiency of which are hereby mutually acknowledged, and intending to be legally bound hereby, the Parties hereby agree to amend the Settlement Agreement as follows:

1. Amended Definitions. Remove Section 1(H) of the Settlement Agreement in its entirety and replace with the following:

                  (H) "Installed Base" shall mean licenses to CPWR software products for which IBM (or any of its subsidiaries) has made payments (whether for its Internal Account, a Customer Account, or an Agency Account) at or prior to the date of this Agreement (March 21, 2005). Installed Base does not include Capacity Increases on the Installed Base after the date of this Agreement or any licenses to CPWR software products for which IBM (or any of its subsidiaries) has not made payments (whether for its Internal Account, a Customer Account, or an Agency Account) at or prior to the date of this Agreement (March 21,
         2005).

2.       New Definitions.  Insert the following new Sections 1(M) through 1(S):

                  (M) "Capacity Increase" shall mean an extended parameter around the licensed use for an existing CPWR software product license, such as any additional permitted machine or server use or increased machine size, MIPS, CPU's, agents, or users.

                  (N) "Internal Account" shall mean licenses for CPWR software products, in IBM's (or its subsidiary's) name, that are used for IBM's (or its subsidiary's) internal productive use.

                  (O) "Customer Account" shall mean licenses for CPWR software products, in IBM's (or its subsidiary's) name, that are used by or on behalf of an IBM customer.

                  (P) "Agency Account" shall mean licenses for CPWR software products, in the customer's name, that are used by or on behalf of an IBM customer.

                  (Q) "Excluded Agency Payments" shall mean the following types of payments made by IBM (or its subsidiaries) for an Agency
         Account:

                           (x)      payments to fulfill a preexisting
                  non-cancellable customer payment obligation to CPWR; or

                           (y) payments made pursuant to a new or amended customer agreement by which IBM has assumed responsibility for customer payment obligations to CPWR after the date of this Agreement ("New Agreement") and either (i) the services provided by IBM to the customer under the New Agreement are not materially related to the use of the licensed CPWR software or (ii) the sole or principal purpose of the New Agreement is for IBM to make payments on the Agency Account to CPWR.


                                      (1)

         For the purpose of this definition, a customer license or maintenance obligation is preexisting only if it was in effect between the customer and CPWR as of the date IBM first entered into a New Agreement with the customer.

                  (R) "TSFP/MS-RFPs" shall mean requests for proposal issued by the IBM Integrated Supply Chain Sourcing organization for technical services fixed price or managed services (the "TSFP/MS Services"), either for IBM internal use or as subcontractors for IBM Global Services outsourcing accounts where the service provider is requested to bid on a services statement of work to be executed at a fixed price for the entire statement of work. TSFP/MS-RFPs do not include requests for proposal for General Contract Rate Services or Value Add Rate Services or any other services which are procured on an hourly or other periodic rate basis or on a time and materials basis.

                  (S) "Services Territory" shall mean the United States of America, Belgium, France, Germany, Ireland, the Netherlands, Spain, Switzerland, and the United Kingdom.

3. Amended Software Terms. Remove Section 3(B) of the Settlement Agreement in its entirety and replace with the following:

                  (B) (i) Subject to the remainder of this Section 3(B), IBM agrees that it (or its subsidiaries) will make payments to CPWR for licenses for CPWR software products ("License Payments"), for Capacity Increases to CPWR software products licenses ("Capacity Payments"), and for maintenance of CPWR software products ("Maintenance Payments") in the amounts (each, a "Minimum Annual Software Commitment") and for the periods (each, a "Software Purchase Commitment Period") set forth below:

                           Period                                     Payments
                           ------                                     --------

                  Date of this Agreement through March 31, 2006       $20,000,000

                  April 1, 2006 through March 31, 2007                $30,000,000

                  April 1, 2007 through March 31, 2008                $30,000,000

                  April 1, 2008 through March 31, 2009                $30,000,000

                  April 1, 2009 through March 31, 2010                $30,000,000

                  (ii) The Parties agree that (a) payments for the Installed Base and the Excluded Agency Payments will not be taken into account for purposes of determining whether IBM's Minimum Annual Software Commitments have been satisfied, and (b) all License Payments, Capacity Payments and Maintenance Payments (other than those payments referenced in clause 3(B)(ii)(a) above) by IBM (or any of its subsidiaries) will be taken into account for purposes of determining whether IBM's Minimum Annual Software Commitments have been satisfied. For the avoidance of doubt and consistent with the definition of Installed Base set forth in subsection 1(H), payments by IBM (or any of its subsidiaries) for Capacity Increases to the Installed Base purchased after the date of this Agreement are not included in clause 3(B)(ii)(a) above and will be taken into account for purposes of determining whether IBM's Minimum Annual Software Commitments have been satisfied. The Installed Base is out of the scope of this Agreement, and IBM shall have no obligations under this Agreement with respect to the Installed Base.


                                      (2)

                  (iii) Unless otherwise specifically agreed by the Parties or their subsidiaries in writing, all purchases by IBM (or any of its subsidiaries) of CPWR software products and maintenance for IBM's (or any of its subsidiaries') Internal Account and for Customer Accounts of IBM or its subsidiaries, shall be made pursuant to an agreement in the form set forth in Exhibit F (it being understood that the current License Agreement No. 117172 by and between IBM and CPWR shall not be amended or otherwise revised pursuant to this Agreement); the customer pricing and terms of such agreement are subject to the provisions set forth in Schedule 2 to this Agreement.

                  (iv) If during any Software Purchase Commitment Period the aggregate amount of License Payments, Capacity Payments, and Maintenance Payments that IBM and its subsidiaries have made (together with any License Payments, Capacity Payments, or Maintenance Payments IBM is deemed to have made pursuant to Section 3(B)(v)) is less than the Minimum Annual Software Commitment for such Software Purchase Commitment Period, IBM will pay CPWR an amount in cash equal to such shortfall within 30 days after receipt of a proper invoice, which shall not be delivered prior to the end of such Software Purchase Commitment Period.

                  (v) If during any Software Purchase Commitment Period the aggregate amount of License Payments, Capacity Payments, and Maintenance Payments that IBM and its subsidiaries have made (together with any License Payments, Capacity Payments, or Maintenance Payments IBM is deemed to have made pursuant to this clause (v)) exceeds the Minimum Annual Software Commitment for such Software Purchase Commitment Period, IBM will be deemed to have made License Payments, Capacity Payments, and Maintenance Payments in the amount of such excess in the immediately following Software Purchase Commitment Period.

                  (vi) Notwithstanding anything in Section 3(B)(i) to the contrary, on or before March 31, 2005, IBM shall make a payment in the amount of $20,000,000 in respect of the Minimum Annual Software Commitment for the Software Purchase Commitment Period commencing on the date of this Agreement, which payment shall count as License Payments and Maintenance Payments made in such Software Purchase Commitment Period for purposes of this Agreement; provided, that IBM's obligation to make such payment is subject to its prior receipt of a proper invoice from CPWR in respect of such payment. (For the sake of clarity, CPWR acknowledges that IBM has made the $20,000,000 payment described in this Section 3(B)(vi).)

4. Amended Services Terms. Remove Section 3(C) of the Settlement Agreement in its entirety and replace with the following:

                  (C) (i) IBM agrees that it (or its subsidiaries) will provide CPWR the opportunity to bid on all of IBM's (or its subsidiaries') TSFP/MS-RFPs in the Services Territory in the manner provided for in Section 3(C) (ii) below until the aggregate value of the TSFP/MS-RFPs provided to CPWR equals or exceeds the amounts set forth in this Section 3(C)(i), below.

         For planning purposes only, the parties intend that the aggregate value of the TSFP/MS-RFPs for each period below will meet or exceed the following:

              Period                                                 Amounts
              ------                                                 -------

              Date of this Agreement through September 30, 2006   $ 40,000,000

              October 1, 2006 through September 30, 2007          $ 60,000,000

              October 1, 2007 through September 30, 2008          $ 80,000,000

              October 1, 2008 through September 30, 2009          $ 80,000,000
              -------------------------------------------------   ------------
              Cumulative value                                    $260,000,000


                                      (3)

                  (ii) IBM (or its subsidiaries) will provide TSFP/MS-RFPs in the Services Territory to CPWR using IBM's (or its subsidiaries') then standard process (including standard schedules) for providing requests for proposal to potential service providers unless IBM and CPWR agree on an alternate process. CPWR may submit a bid on any of the TSFP/MS-RFPs, but will have no obligation to do so. In most cases, IBM (or its subsidiary) will also solicit bids from other suppliers. IBM (or its subsidiary) will select the best overall proposal, using evaluation criteria established by IBM and consistent with IBM's (or its subsidiary's) procurement policies and practices. CPWR may or may not be awarded the contract for any bid. The value of each TSFP/MS-RFP provided to CPWR in the Services Territory will count towards the amounts set forth in clause (i) above irrespective of whether CPWR bids or whether CPWR is selected by IBM (or its subsidiary) to do the work. Any work awarded to CPWR shall be pursuant to the terms and subject to the conditions of the Core Supplier Agreements applicable to the TSFP/MS Service (e.g., the rates matrix contained in the Core Supplier Agreements shall not apply to the TSFP/MS Services) or as may be amended by the relevant Work Authorization. Each TSFP/MS-RFP will be valued by IBM for the purpose of tracking aggregate TSFP/MS-RFP's submitted to CPWR in furtherance of this Agreement at the contract value for the awarded TSFP/MS Services. IBM will periodically report aggregate values to CPWR for tracking purposes, but will not report the value of individual TSFP/MS-RFPs.

                  (iii) IBM and CPWR will meet upon CPWR's request quarterly to review the bids that CPWR has submitted and discuss the competitiveness of the CPWR bids that did not result in a contract for services. IBM will share with CPWR the same level of information that it shares with its preferred suppliers with respect to their bids. Such information shall not include the details of any winning bidder's submission, including prices. The Parties will also discuss the performance of the CPWR services team for bids that were awarded. The goal of these reviews will be to help CPWR understand how they are performing and to enable the Parties to better serve one another's interests. In addition, on a monthly basis, IBM will provide CPWR with a list of the TSFP/MS-RFPs provided to CPWR, as well as activities described in clauses (iv) and (v) below, during the prior month.

                  (iv) IBM will work cooperatively with CPWR to understand the specialized or highly differentiated expertise of the CPWR services organization. In appropriate situations where IBM believes that those services would be of value to IBM customers, IBM (or its subsidiary) and CPWR will work together to sell those services to IBM customers. In those cases, IBM (or its subsidiary) will negotiate pricing with CPWR using a 'fair value' methodology. Any proposals that IBM makes to IBM customers to sell CPWR services will count towards satisfying IBM's obligations under clause (i) above regardless of whether the customers accept the proposals.

                  (v) CPWR and IBM may agree that CPWR will provide services (either related to CPWR software or otherwise) in support of IBM or an IBM customer. In such case, payments made by IBM to CPWR during the term of this Settlement Agreement for such services will count towards satisfying IBM's obligations under clause (i) above.

                  (vi) If IBM (and its subsidiaries) has not provided the opportunity to bid on TSFP/MS-RFPs (under clause (i) above); made proposals to IBM customers (under clause (iv) above); or purchased services from CPWR (under clause (v) above) with a total value equal to the cumulative value identified in clause (i) above ($260,000,000) by September 30, 2009, this time frame will be extended for such time as is needed by IBM to provide TSFP/MS-RFPs; provide proposals; and/or purchase services with such cumulative value. In the event the cumulative value is attained prior to September 30, 2009, IBM will continue to work with CPWR pursuant to clause (iv) until September 30, 2009.


                                      (4)

                  (vii) Notwithstanding anything in this Agreement to the contrary, IBM's obligation to provide the opportunity to bid on TSFP/MS-RFPs to CPWR pursuant to this Section 3(C) is subject to CPWR's compliance with the terms and conditions of the Core Supplier Agreements, as may be amended as provided herein. CPWR understands and agrees that IBM's obligation to provide the opportunity to bid on TSFP/MS-RFPs does not guarantee CPWR any specific volume of business. Any CPWR bids on TSFP/MS-RFPs are subject to IBM's evaluation pursuant to the criteria established by IBM as described in clause (ii) above and there is no guarantee that CPWR will be awarded those bids.

5. Remove Exhibit F of the Settlement Agreement in its entirety and replace with the new Exhibit F attached to this Amendment.

6. Remove Schedule 2 of the Settlement Agreement in its entirety and replace with the new Schedule 2 attached to this Amendment.

7. Any commitments by IBM in the text deleted by this Amendment are void ab initio. IBM shall have no obligation to offer to CPWR any General Contract Rate Services or Value Add Rate Services. Any disputes with respect to the interpretation of the Settlement as amended by this Amendment shall be subject to the provisions of Section 8 of the Settlement.

Except as modified by this Amendment, all of the provisions of the Settlement Agreement remain in full force and effect.

ACCEPTED AND AGREED TO:

COMPUWARE CORPORATION                                INTERNATIONAL BUSINESS MACHINES CORPORATION

By:                     /S/                          By:                   /S/
    --------------------   -----------                  -------------------   -------------------


Print Name           Peter Karmanos, Jr.             Print Name      Daniel Carrell
          -----------                   ------                 ------              --------------


Title      Chairman & Chief Executive Officer        Title       Director, Software Sourcing
     ------                                  -----        ------                            -----


Date         November 29, 2005                       Date            November 29, 2005
    ---------                 ---------------------      -----------                  -----------

                                      (5)